ONE PRICE CLOTHING STORES, INC.

                   MANAGEMENT DE MINIMIS STOCK INCENTIVE PLAN



                           Effective October 11, 2002

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                         ONE PRICE CLOTHING STORES, INC.
                   MANAGEMENT DE MINIMIS STOCK INCENTIVE PLAN

1. Purpose. The purpose of the One Price Clothing Stores, Inc. Management Stock Incentive Plan (the "Plan" or "Management Plan") is to encourage and enable selected senior management employees of One Price Clothing Stores, Inc., (together with any successor corporation thereto, being referred to herein as the "Corporation") and its related entities to acquire or to increase their holdings of common stock of the Corporation, $0.01 par value (such common stock, together with the voting common stock of any successor to the Corporation, being referred to herein as the "Common Stock"), and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "awards") to selected participants, including the granting of nonqualified stock options ("nonqualified options"), stock awards in the form of bonus stock ("bonus stock") and restricted stock awards ("restricted stock awards"), and performance awards in the form of performance shares ("performance shares") and performance units ("performance units"). Nonqualified options shall be referred to herein collectively as "options." Bonus stock awards and restricted stock awards shall be referred to herein collectively as "stock awards." Performance shares and performance units shall be referred to herein collectively as "performance awards."

2.       Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Corporation (the "Board" or the "Board of Directors") or, upon its delegation, by a committee of the Board of Directors (the "Committee") or, upon delegation by such Committee, an individual member of such Committee (the "Authorized Committee Member"). The Committee shall be comprised solely of "non-employee directors," as such term is defined in Rule 16b-3 under the Exchange Act of 1934 (the "Exchange Act"), or as may otherwise be permitted under Rule 16b-3, unless the Board determines otherwise. Further, the Plan shall be administered by a committee comprised of "outside directors" (as such term is defined in Section 162(m) and related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term "Administrator" shall refer to the Board and, upon its delegation to the Committee, of all or part of its authority to administer the Plan, to the Committee, or, upon its delegation to the Authorized Committee Member of all or part of its authority to administer the Plan, to the Authorized Committee Member. In the event that the Administrator is an Authorized Committee Member then the Administrator may, in his/her sole discretion, seek approval or ratification from the Committee or the Board regarding any action or decision concerning the Plan.

     (b) In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee or by the Authorized Committee Member, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to awards, including selection of individuals to be designated as a member of senior management qualified to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (ii) to prescribe the form or forms of the agreements evidencing any awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, awards and agreements evidencing awards granted under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. All determinations of the Administrator with respect to the Plan and any award or agreement will be final and binding on the Corporation and all persons having or claiming an interest in any award granted under the Plan. No member of the Board or Committee or the Authorized Committee Member, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith in respect to the Plan or any award or agreement.

     (c) Notwithstanding the other provisions of Section 2, the Administrator may delegate to one or more officers of the Corporation the authority to grant awards to eligible participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 2(b) herein with respect to such awards (subject to any restrictions imposed by applicable law and to such terms and conditions as may be established by the Administrator); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a "covered employee" as defined under Section 162(m) of the Code and related regulations. To the extent that the Administrator has delegated authority to grant awards pursuant to this Section 2(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable law.

3. Effective Date. The effective date of the Plan shall be October 11, 2002, the date approved by the Administrator (the "Effective Date"). The Plan shall continue in effect until such time as all shares available for issuance under the Plan have been issued and the Corporation has no remaining obligations with respect to outstanding awards, unless the Plan is terminated earlier by the Board.

4.       Shares of Stock Subject to the Plan; Award Limitations.

     (a) Subject to adjustments as provided in this Section 4, the maximum number of shares of Common Stock that may be issued pursuant to awards shall be twenty-five thousand (25,000) shares. Such shares shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase.

     (b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. To the extent that any shares of Common Stock subject to an award are not delivered to a participant (or his beneficiary) because the award expires, is forfeited, canceled, or settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

     (c) Subject to any required action by the shareholders of the Corporation, if there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related entity, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or a related entity affecting the Common Stock effected without receipt of consideration by the Corporation (excluding conversion of convertible securities of the Corporation), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of awards or as may otherwise be advisable.

5. Eligibility. An award may be granted only to a senior management employee or executive officer of the Corporation, as such individuals may be so designated from time to time by the Administrator in coordination with the Company's Chief Executive Officer, provided, however, that in the event an award under this Plan is granted to the Chief Executive Officer of the Corporation then such individual, if a member of the Board, shall not be eligible for a grant in the year of such grant under the Director deminimis Plan of the Corporation.

6.       Options.

     (a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant options to eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine.

     (b) Option Price: The price per share at which an option may be exercised (the "option price") shall be established by the Administrator and stated in the agreement evidencing the grant of the option; provided, that in no event shall the option price per share of any option be less than the par value per share of the Common Stock.

     (c)  Date of Grant.

                           An option shall be considered to be granted on the
                  date the Administrator acts to grant the option or any other date specified by the Administrator as the date of grant of the option.

     (d)  Option Period and Limitations on the Right to Exercise Options.

     (i) The term of an option (the "option period") shall be determined by the Administrator at the time the option is granted. Any option or portion thereof not exercised before expiration of the option period shall terminate. The period or periods during which and the terms and conditions pursuant to which an option may become exercisable shall be determined by the Administrator in a manner consistent with the terms of the Plan.

     (ii) An option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place as the Administrator or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Such payment shall be in the form of cash or check or by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price.

     (iii)Unless the Administrator determines otherwise, no option granted to a participant under this Plan shall be exercised unless the participant is, at the time of exercise, an employee as described in Section 5, and has been an employee continuously since the date the option was granted, subject to the following:

     (A) An option shall not be affected by any change in the terms, conditions or status of the participant's employment, provided that the participant continues to be an employee of the Corporation or a related corporation.

     (B) The employment relationship of a participant shall be treated as continuing intact for any period that the participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of a participant shall also be treated as continuing intact while the participant is not in active service because of disability. For the purposes of the Plan, "disability" shall have the meaning ascribed to the term in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or if no such agreement applies, "disability" shall mean the inability of the participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which could reasonably be expected to qualify such individual for Long Term Disability ("LTD") under the Corporation's LTD Plan (whether or not such individual is in fact a participant in such LTD Plan at the time), provided, however, that the Corporation shall be entitled to have such individual tested by it's own medical expert(s) should it choose to do so and, in such event, the finding of the Corporation's medical expert(s) shall control. Anything to the contrary notwithstanding, the Administrator shall have sole authority to determine whether a participant is disabled and, if applicable, the date of a participant's termination of employment or service for any reason (the "termination date").

     (C) Unless the Administrator determines otherwise, if the employment of a participant is terminated because of disability or death, the option may be exercised only to the extent exercisable on the participant's termination date, except that the Administrator may in its sole discretion, and without risk of liability, accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 12 months next succeeding the termination date (or such other period stated in the applicable agreement); or (Y) the expiration of the option period. In the event of the participant's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

     (D) Unless the Administrator determines otherwise, and in the absence of any contract provision between the Company and the participant to the contrary, if the employment of the participant is terminated for any reason other than disability, death or for "cause," or resignation by such participant without the approval of the Corporation, his option may be exercised to the extent exercisable on his termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. In such case, the option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the termination date (or such other period stated in the applicable agreement); or (Y) the expiration of the option period. If the participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the participant's date of termination of employment as the termination date). In the event of the participant's death, such option shall be exercisable during the remainder of the period provided for in this paragraph by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

     (E) Unless the Administrator determines otherwise and in the absence of any contract provision to the contrary, if the employment of the participant is terminated for "cause," or the participant has resigned without the approval of the Corporation (as determined by the Administrator following consultation with the Company's Chief Executive Officer and/or its General Counsel), his option shall lapse and no longer be exercisable as of his termination date. For purposes of the Plan, a participant's termination shall be for "cause" if such termination results from the participant's termination for "cause" under the participant's employment, consulting or other agreement with the Corporation or a related entity, if any. If the participant has not entered into any such employment, consulting or other agreement, then the participant's termination shall be for "cause" if termination results due to the participant's (i) dishonesty or conviction of a crime; (ii) failure to perform his duties for the Corporation or a related entity to the satisfaction of the Corporation; or (iii) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation and consistent with the policies and procedures of the Corporation. The determination of "cause" and whether the participant has resigned with or without the approval of the Corporation shall be made by the Administrator and its determination shall be final and conclusive.

     (F) Notwithstanding the foregoing, the Administrator shall have authority, in its discretion, to extend the period during which an option may be exercised or modify the other terms and conditions of exercise, or both

     (iv) A participant and his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to an option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an option shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price.

     (e) Nontransferability: Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, an option shall be exercisable during the participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

7.       Stock Awards.

     (a) Grant and Vesting of Stock Awards: Subject to the terms of the Plan, the Administrator may in its sole and absolute discretion grant stock awards to such eligible individuals, for such numbers of shares, upon such terms and at such times as the Administrator shall determine. Stock awards shall be payable in shares of Common Stock. The
          Administrator may grant stock awards in the form of shares of bonus stock that vest immediately upon grant and that are not subject to any forfeiture conditions. The Administrator also may grant stock awards in the form of restricted stock awards that are subject to certain conditions, which conditions must be met in order for the stock award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Such conditions may include but are not limited to continued service for a certain period of time, attainment of performance objectives, retirement, displacement, disability, death, or a combination of these factors. Performance objectives may vary from participant to participant and between groups of participants and shall be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate, which factors may include but are not limited to one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income;
          (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure; (x) expense management; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price or total shareholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs;
          (xvii) cash flow;  (xviii)  working  capital;  (xix) return on assets;
          (xx) economic wealth created; and (xxi) achievement of identified strategic business criteria The Administrator also shall determine the nature, length and starting date, if any, during which a stock award may vest (the "restriction period"). The Administrator shall have sole authority to determine whether and to what degree stock awards have vested and been earned (collectively, "vested") and to establish and interpret the terms and conditions of stock awards and the provisions herein. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise vested shall become vested in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient.

     (b) Forfeiture of Stock Awards: Unless the Administrator determines otherwise, if the employment or service of a participant shall terminate for any reason and all or part of a stock award has not vested pursuant to the terms of the Plan and related agreement, such award, to the extent not then vested, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

     (c) Dividend and Voting Rights; Share Certificates: Unless the Administrator determines otherwise, a participant shall have dividend and voting rights with respect to shares subject to a stock award which has not yet vested. At the time of award of shares to a participant, a certificate or certificates for such shares of Common Stock subject to a stock award shall be issued in the name of the participant (or his beneficiary) and, in the case of restricted stock, held by the Administrator or in escrow by the General Counsel of the Corporation at the request of the Administrator, provided, however, that shares subject to stock award and not yet vested may, at the discretion of the Administrator, be distributed to the participant (or his beneficiary) prior to vesting and in any event such shares shall be distributed to the participant as soon as practicable after the shares subject to the award (or portion thereof) shall be vested.

     (d) Nontransferability: Unless the Administrator determines otherwise, stock awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a stock award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the award until the restriction period has expired and until all conditions to vesting have been met.

8.       Performance Awards.

     (a) Grant and Earning of Performance Awards: Subject to the terms of the Plan, performance awards in the form of either performance shares or performance units, or a combination thereof, may be granted to participants upon such terms and conditions and at such times as shall be determined by the Administrator. An award of a performance share is a grant of a right to receive shares of Common Stock or the cash value thereof (or a combination thereof) which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value (as determined in accordance with Section 6(c)(ii) herein) of a share of Common Stock. An award of a performance unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value established by the Administrator at the time of grant. Subject to Section 4(a), above, the Administrator shall have complete discretion in determining the number of performance units or performance shares granted to each participant. The Administrator shall determine the nature, length and starting date of the period during which a performance award may be earned (the "performance period"), and shall determine the conditions which must be met in order for a performance award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, completion of the performance period, or a combination of such conditions. The Administrator shall determine the performance objectives to be used in valuing performance awards and shall determine the extent, if any, to which such awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate, which factors may include but are not limited to one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income;
          (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure; (x) expense management; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price or total shareholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs;
          (xvii) cash flow;  (xviii)  working  capital;  (xix) return on assets;
          (xx) economic wealth created; and (xxi) strategic business criteria The Administrator shall have sole authority to determine whether and to what degree performance awards have been earned and are payable and to interpret the terms and conditions of performance awards and the provisions herein. The Administrator also shall determine the form and terms of payment of performance awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any performance award granted to a participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other awards.

     (b) Form of Payment: Payment of the amount to which a participant shall be entitled upon earning a performance award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator.

     (c) Forfeiture of Performance Awards: Unless the Administrator determines otherwise, if the employment or service of a participant shall terminate for any reason and the participant has not earned all or part of a performance award pursuant to the terms of the Plan and related agreement, such award, to the extent not then earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

     (d) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a participant shall have dividend rights, voting rights, or other rights as a shareholder with respect to shares, if any, which are subject to a performance award prior to the time the performance award has been earned. Unless the Administrator determines otherwise, a certificate or certificates for shares of Common Stock, if any, subject to a performance award shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the award has been earned. Notwithstanding the foregoing, the Administrator or the General Counsel to the Corporation shall have the right to retain custody of certificates evidencing the shares subject to a performance award and the right to require the participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such award, until such time as the award is earned (or forfeited). Regardless of whether such certificates are issued and delivered to the participant or held in escrow by the Administrator or the General Counsel for the Corporation, the participant shall have the right to dividends, if any, regarding such shares and the right to vote such shares.

     (e) Nontransferability: Unless the Administrator determines otherwise, performance awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a performance award shall not sell, transfer, assign, pledge or otherwise encumber any shares subject to the award until the performance period has expired and until the conditions to earning the award have been met.

9.       Change of Control.

     (a) Notwithstanding any other provision of the Plan to the contrary, and unless an individual agreement provides otherwise, in the event of a change of control (as defined in Section 9(b) herein):

     (i) All options outstanding as of the date of such change of control shall become fully exercisable, whether or not then otherwise exercisable.

     (ii) Any restrictions including but not limited to the restriction period or performance conditions applicable to any stock award or performance award shall be deemed to have expired, and such awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

     (iii)Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related entity, the Administrator may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the Plan shall not vest, be earned or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 9(a)(iii), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combination affecting the Corporation or a related entity.

     (b) For the purposes herein, a "change of control" shall be deemed to have occurred on the earliest to occur of the following event:

     (i) A change in the Board of Directors of the Corporation, with the result that members of the Board, as elected by the stockholders of the Corporation on June 12, 2002 ("Incumbent Directors") no longer constitute a majority of such Board, provided that any person who becomes a director and whose appointment arising from a vacancy, or election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof; or,


     (ii) The occurrence of a Section 11(a)(ii) Event, as defined in the Shareholders Rights Agreement, dated November 3, 1994 between Wachovia Bank of North Carolina, N.A. as Rights Agent, and Employer ("The Rights Agreement"), as amended.

                  (For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

10. Taxes. Taxes, if any, payable as a result of any award, shall be the responsibility of the participant receiving such award(s). Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation may require any recipient of an award to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Corporation may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an award, by electing (the "election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

11.     Amendment and Termination of the Plan.

     (a) General: The Plan and any award granted under the Plan may be amended or terminated at any time by the Board of Directors of the Corporation or the Committee; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) amendment or termination of an award shall not, without the consent of a recipient of an award, materially adversely affect the rights of the recipient with respect to an outstanding award.

     (b) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events: The Administrator shall have authority to make adjustments to the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Corporation, any related entity, or the financial statements of the Corporation or any related entity, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

     (c) Cash Settlement: Notwithstanding any provision of the Plan, an award or an agreement to the contrary, the Administrator may cause any award granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled award, provided, however, that any cash payments comply with all applicable laws including the Act.

     (d) Restrictions on Awards and Shares. The Corporation may impose such restrictions on awards and shares representing awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

 13. Agreement. The grant of any award under the Plan may be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the participant. Such Agreement may state terms, conditions and restrictions applicable to the award and any may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares subject to an award, as may be established by the Administrator.

14. No Right or Obligation of Continued Employment. Nothing in the Plan shall confer upon the participant any right to continue in the employ or service of the Corporation or a related entity as an employee, director, or independent contractor or to interfere in any way with the right of the Corporation or a related entity to terminate the participant's employment or service at any time. Except as otherwise provided in the Plan or determined by the Administrator, (i) all rights of a participant with respect to an award shall terminate upon the termination of the participant's employment or service; and (ii) awards granted under the Plan shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of, or in service to, the Corporation or a related entity.

15. Section 16(b) and Sarbanes - Oxley Compliance. To the extent that any participants in the Plan are subject to Section 16(b) of the Exchange Act as well as the Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and the Act and the Plan shall be construed in favor of the Plan transactions meeting the requirements of Rule 16b-3 and the Act or any successor rules thereto. If any Plan provision is later found not to be in compliance with
Section 16 of the Exchange Act, the provisions shall be deemed null and void. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

16. Code Section 162(m) Performance-Based Compensation. To the extent to which
Section 162(m) of the Code is applicable, the Corporation intends that compensation paid under the Plan to covered employees (as such term is defined in Section 162(m) and related regulations) will constitute qualified "performance-based compensation" within the meaning of Section 162(m) and related regulations, unless otherwise determined by the Administrator. Accordingly, the provisions of the Plan shall be administered and interpreted in a manner consistent with Section 162(m) and related regulations. If any provision of the Plan or any award that is granted to a covered employee does not comply or is inconsistent with the requirements of Section 162(m) or related regulations, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Administrator or any other person discretion to increase the amount of compensation otherwise payable to a covered employee in connection with any such participant's award upon attainment of the applicable performance objectives.

17. Unfunded Plan; Other Compensation and Benefit Plans.

     (a) Neither a participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related entity, including, without limitation, any specific funds, assets or other property which the Corporation or any related entity, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related entity. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

     (b) The amount of any compensation deemed to be received by a participant pursuant to an award shall not constitute compensation with respect to which any other employee benefits of such participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

     (c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any related entity, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any related entity.

18. Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to the principles of conflicts of laws and the parties agree to the exclusive personal jurisdiction of the courts of such state.

19. Deferrals. The Administrator may permit or require a participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due pursuant to the exercise, vesting or earning of an award. If any such deferral is required or permitted, the Administrator shall, in its discretion, establish rules and procedures for such deferrals.

20. Beneficiary Designation. The Administrator may permit a participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of awards (if any) to which the participant is otherwise entitled in the event of death. In the absence of such designation by a participant, and in the event of the participant's death, the estate of the participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

21. Certain Definitions. In addition to other terms defined in the Plan, the following terms shall have the meanings indicated:

     (a) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

     (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under Section 424(a) had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

     (e) "Related corporation" means any parent, subsidiary or predecessor of the Corporation, and "related entity" means any related corporation or any other business entity which is an affiliate controlled by the Corporation; provided, however, that the term "related entity" shall be construed in a manner in accordance with the registration provisions under applicable federal securities laws.

     (f) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in another corporation in the chain.

22.Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

23.Successors and Assigns. The Plan shall be binding upon the Corporation, its successors and assigns, and participants, their executors, administrators and permitted transferees and beneficiaries.

24.Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

IN WITNESS WHEREOF, this MANAGEMENT DE MINIMIS STOCK OPTION PLAN, is, by the authority of the Board of Directors of the Corporation, as delegated to the Chair of the Compensation Committee at a meeting of the Board duly held on September 18, 2002, executed on behalf of the Corporation, effective the 11th day of October, 2002.


                      ONE PRICE CLOTHING STORES, INC.



                      By: /s/ Leonard M. Snyder
                          ------------------------------------------------------
                      Name: Leonard M. Snyder
                            -----------------------------------------------
                      Title: Chairman & CEO
                             ----------------------------------------------

ATTEST:


/s/ Grant H. Gibson
-----------------------------------------------
Secretary

[CORPORATE SEAL]